Exhibit 99.04
Southern Company
EPS Earnings Analysis
Year-to-Date December 2011

Cents	Description

2¢	Retail Sales

60	Retail Revenue Impacts

(21)	Weather

(5)	Wholesale Revenues

2	Other Operating Revenues

6	Non-Fuel O&M

(15)	Depreciation and Amortization

(5)	Other Income & Deductions

2	Interest Expense

(2)	Taxes Other Than Income Taxes

(1)	Income Taxes

23¢	Total Traditional Operating Companies

4	Southern Power

1	Parent and Other

(8)	Increase in Shares

20¢	Total Change in YTD EPS

Notes
-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-K.